
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund III financial Statement for the year ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                         763,487
<SECURITIES>                                         0
<RECEIVABLES>                                   44,687
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               558,403
<PP&E>                                      30,306,454<F1>
<DEPRECIATION>                              18,448,721<F2>
<TOTAL-ASSETS>                              13,224,310
<CURRENT-LIABILITIES>                          746,878
<BONDS>                                     19,491,853<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (7,014,421)<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                13,224,310
<SALES>                                      6,628,658
<TOTAL-REVENUES>                             6,628,658
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,341,036<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,733,982
<INCOME-PRETAX>                              (446,360)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (446,360)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (446,360)
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F6>Net loss allocated ($22,318) to general partners and ($424,042) to limited partners for the year ended. Average net loss ($16.96) per unit for 25,000 units outstanding.
<F5>Includes operating expenses of $2,969,190, real estate taxes of $504,867 and depreciation/amortization of $1,866,979.
<F4>Represents total equity of general partners ($324,092) and limited partners
($6,690,329).
<F3>Represents mortgage note payable.
<F2>Includes depreciation of $18,281,640 and amortization of deferred expenses of $167,081.
<F1>Includes apartment complexes of $29,786,870 and deferred expenses of
 $519,584.

